Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of Energy Transfer LP and to the incorporation by reference therein of our report dated August 29, 2022, with respect to the consolidated financial statements of Crestwood Permian Basin Holdings LLC, included in Crestwood Equity Partners LP’s Current Report on Form 8-K/A dated September 2, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

September 27, 2023